NACANCO PAKETLEME SANAYI VE TICARET A.S.

AUDITORS' REPORT AND FINANCIAL STATEMENTS
AT 31 DECEMBER 1997, 1996 AND 1995






                      AUDITORS' REPORT



To the Board of Directors
Nacanco Paketleme Sanayi ve
     Ticaret A.S.
Manisa


1. We have audited the accompanying US dollar balance sheets of Nacanco Paketleme Sanayi ve Ticaret A.S.
    ("the Company") at 31 December 1997, 1996 and 1995, and the related US dollar statements of income, of changes in shareholders' equity and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

2. We conducted our audit in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used, and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

3. In our opinion, the US dollar financial statements referred to above present fairly, in all material respects, the financial position of Nacanco Paketleme
    Sanayi ve Ticaret A.S. at 31 December 1997, 1996 and
    1995 and the results of its operations, the changes in its shareholders' equity and its cash flows for the years then ended in conformity with the accounting principles generally accepted in the United States of America.

Basaran Serbest Muhasebeci
Mali Musavirlik Anonim Sirketi
a member of
Price Waterhouse






Z Uras, SMMM

Istanbul, 12 March 1998

                                           1997        1996        1995
                                        US$'000     US$'000     US$'000
ASSETS

Current assets:-
Cash and due from banks (Note 4)          14,376      16,632      14,103
Marketable securities                        392         394       1,360
Trade receivables (Note 5)                 4,875       7,585      10,050
Due from related companies (Note 16)          48           -          12
Inventories (Note 6)                      18,813      13,947      15,612
Other receivables and prepaid expenses       166         118         333
Deferred tax assets (Note 10)                112         247         395

Total current assets                      38,782      38,923      41,865

Long-term trade receivables                  103         114          82
Property, plant and equipment
  net (Note 7)                            35,636      36,230      32,633
Other long-term assets (Note 8)            4,383       1,401       1,892

Total assets                              78,904      76,668      76,472



The accompanying notes form an integral part of these financial statements.


                                          1997        1996        1995
                                       US$'000     US$'000     US$'000
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:-
Trade payables (Note 9)                  2,546       2,328       3,371
Due to related companies (Note 16)         649       2,029       4,081
Short-term borrowings (Note 12)              -           -       2,000
Current portion of long-term
   borrowings (Note 12)                     54         103         186
Income taxes payable (Note 10)          11,216      12,582      11,512
Accrued expenses and other
   payables (Note 11)                      888       1,720       1,853

Total current liabilities               15,353      18,762      23,003

Long-term borrowings (Note 12)              54         206         559
Reserve for employment termination
   benefits (Note 13)                      411         360         289
Non-current deferred tax
   liability - net (Note 10)             1,330         513       1,107

Total liabilities                       17,148      19,841      24,958

Shareholders' equity:-
Share capital (Note 15)                 18,267      18,267      18,267
Retained earnings (Note 14)             43,489      38,560      33,247

Total shareholders' equity              61,756      56,827      51,514

Total liabilities and shareholders'
   equity                               78,904      76,668      76,472

Commitments and contingencies (Note 21)















The accompanying notes form an integral part of these financial statements.


                                     1997        1996        1995
                                  US$'000     US$'000     US$'000
Net sales                          99,551     105,069      97,160
Cost of sales (Note 17)           (62,419)    (66,484)    (65,728)

Gross profit                       37,132      38,585      31,432

General and administrative
   expenses (Note 18)              (1,206)     (1,342)     (1,117)
Selling and marketing expenses       (481)       (356)       (238)
Royalty expenses (Note 20)         (1,603)     (1,603)     (1,595)

Operating profit                   33,842      35,284      28,482

Financial income - net (Note 19)    1,074       1,453       2,675
Other expenses                        (18)       (399)       (135)

Income before taxes and
   translation loss                34,898      36,338      31,022

Provision for taxes (Note 10)     (20,609)    (17,789)    (15,248)
Translation gain/(loss)             2,113        (430)       (311)

Net income for the year            16,402      18,119      15,463

Weighted average number of shares
 with TL1,000 face value each
 (Note 2)                     166,500,000 166,500,000 166,500,000

Earning per share in US
 dollars (Note 2)                   0.099       0.109       0.092



















The accompanying notes form an integral part of these financial statements.




                                Share    Retained
                              capital    earnings     Total
                              US$'000     US$'000   US$'000
1 January 1995                 18,267      20,721    38,988
Dividends paid                      -     (2,937)   (2,937)
Net income for the year             -      15,463    15,463

31 December 1995               18,267      33,247    51,514

Dividends paid                      -    (12,806)  (12,806)
Net income for the year             -      18,119    18,119

31 December 1996               18,267      38,560    56,827

Dividends paid                      -    (11,473)  (11,473)
Net income for the year             -      16,402    16,402

31 December 1997               18,267      43,489    61,756


                                             1997        1996      1995
                                          US$'000     US$'000   US$'000
Cash flows from operating activities:-
Net income                                 16,402      18,119    15,463
Adjustments to reconcile net income to
net cash provided by operating activities :-

Depreciation for the year                   2,804       2,413     2,125
Reserve for employment termination benefits    51          71       136
Loss/(gain) on sale of property,
   plant and equipment                        (11)         25        (8)
Decrease/(increase) in trade receivables    2,710       2,465    (4,827)
Decrease in due from related parties          (48)         12         5
Decrease in other receivables and
   prepaid expenses                           (48)        215       794
Decrease/(increase) in inventories         (4,866)      1,665    (1,119)
Decrease in long-term assets               (2,982)        491     1,224
(Decrease)/increase in trade payables         218      (1,043)      427
(Decrease)/increase in due to related
   parties                                 (1,380)     (2,052)    2,355
(Decrease)/increase in accrued expenses      (832)       (133)    1,182
Change in taxes                              (414)        616     2,872

Total adjustments                          (4,798)      4,745     5,166

Net cash provided by operating activities  11,604      22,864    20,629

Cash flows used in investing activities:-
Capital expenditure                        (2,210)     (6,407)   (3,411)
Proceeds from sale of property,
   plant and equipment                         22         372       114
Investment in subsidiaries                      -         (24)      (24)

Net cash used in investing activities      (2,188)     (6,059)   (3,321)

Cash flows from financing activities:-
Dividends paid                            (11,473)    (12,806)   (4,721)
Payments of bank borrowings                  (201)     (2,436)   (2,400)

Net cash used in financing activities     (11,674)    (15,242)   (7,121)

Net (decrease)/increase in cash and
   cash equivalents                        (2,258)      1,563    10,187

Cash and cash equivalents at the beginning
 of the year                               17,026      15,463     5,276
Cash and cash equivalents at the end of
 the year                                  14,768      17,026    15,463

Supplemental disclosure of cash flow information:-
Cash paid during the year for:
 Interest                                      45         234       502
 Income taxes                               8,595      18,355     7,612

The accompanying notes form an integral part of these financial statements.

NOTE 1 - NATURE OF OPERATIONS

Nacanco Paketleme Sanayi ve Ticaret A.S. ("the Company") was established on 10 April 1988 and is registered in Manisa, Turkey. Its primary activity is the production and sale of customized steel and aluminum cans for soft drinks and beer. The Company is 65% owned by Pechiney S.A.
(Note 15).

NOTE 2 - BASIS OF PRESENTATION OF FINANCIAL STATEMENTS AND
      SIGNIFICANT ACCOUNTING POLICIES

The Company maintains its books of account both in Turkish lira based on the Turkish Commercial Code, tax legislation and Turkish Standard Chart of Accounts and in US dollars in accordance with the accounting principles generally accepted in the United States of America (US GAAP) (Note 3).

Dividends, when declared, are paid in Turkish lira. There are no exchange restrictions with respect to the Turkish
Lira.

The following significant accounting policies have been applied in the preparation of these financial statements.

Cash and cash equivalents

Cash and cash equivalents include cash, due from banks and marketable securities with original maturities of less than three months.

Marketable securities

Marketable securities consist of reverse repurchase agreements on Turkish government bonds and treasury bills with a predetermined sale price at fixed future dates and are stated at cost plus accrued interest.

Inventories

Inventories are stated at is the lower of actual cost or net realizable value. Cost is determined using the standard costing method for all inventories. At the year end, price and value differences between standard costs and actual costs are allocated between inventories on hand and the cost of goods sold. The cost elements included in the inventory are materials, labor and an appropriate amount of overhead (Note 6).

Property, plant and equipment and related depreciation

Property, plant and equipment are stated at cost (Note 7).
The depreciation for property, plant and equipment is
provided for on a straight-line basis which approximates the estimated useful lives of such assets as follows :-
                                          %
Buildings                                 2
Machinery and equipment                 5.8
Furniture and fixtures                   33
Motor vehicles                           33

NOTE 2 - (CONTINUED)

Related companies

For the purpose of the financial statements, shareholders, the investee company and the companies and parties identified by the Company as being controlled by/affiliated with them are considered and referred to as related companies (Note 16).

Income taxation

Income taxes are recorded using the liability method. Deferred tax assets and liabilities are recorded with respect to differences between the basis of assets and liabilities for tax purposes and financial reporting purposes. Valuation allowances in respect of deferred tax assets are recorded when it is considered more likely than not that such deferred tax assets will not be realized (Note
10).

Forward contracts

Forward contracts represent US dollar hedges against firm raw material purchase commitments denominated in Deutschemarks. Gains or losses on such forward contracts are treated as elements of the cost of raw materials purchased.

Employment termination benefits

Employment termination benefits, as required by Turkish
Labor Law, are recognised in the financial statements as they are earned. The total provision represents the vested benefit obligation assuming the termination of the employment of all employees eligible for such termination benefits at the balance sheet date (Note 13).

Revenue recognition

Revenue is recognised on the shipment of goods.

Disclosure about fair value of financial instruments

The fair values of certain financial instruments carried at cost, including cash and due from banks, deposits with banks, marketable securities and short term loans are considered to approximate their respective carrying values due to their short-term nature.

The carrying value of trade receivables are estimated to be their fair values.

Balances denominated in foreign currencies are translated at year-end exchange rates.

Fair value of derivatives and foreign exchange instruments
(Note 21) are based on the values of the underlying currencies.


NOTE 2 - (CONTINUED)

Earnings per share

Earnings per share disclosed in the accompanying statement of income are determined by dividing net income by the average number of shares in existence during the year concerned.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 3 - FOREIGN CURRENCY TRANSLATION

The functional currency of the Company is the Turkish lira. Primarily all revenues are denominated in Turkish lira generally with purchase prices tied to the US dollar exchange rates. A significant portion of purchases are denominated in other currencies, primarily the US dollar and the Deutschmark.

The Turkish lira has experienced significant inflation since prior to the inception of the Company. Annual inflation in Turkey for the year ended 31 December 1997 was 91.0% (1996 :
84.9%, 1995: 64.9%) based on the nationwide wholesale price index
(WPI) announced by the state institute of statistics of the Republic of Turkey.

Because the economy of Turkey has been highly inflationary, the Company has selected the US dollar as its reporting currency for international reporting purposes. The translation of the financial statements has been done in accordance with Financial Accounting Standards Board
Statement Number 52 "Foreign Currency Translation" for entities in highly inflationary economies by translating transactions denominated in other than the US dollar at the exchange rate on the transaction date. Gains and losses on foreign currency translations are recorded to the statement of income in the period that they occur. Assets and liabilities denominated in other than the US dollar are translated into the US dollar at period end exchange rates.


NOTE 4 - CASH AND DUE FROM BANKS

                                    1997        1996        1995
                                 US$'000     US$'000     US$'000
Cash on hand                           1           2           6

Due from banks:-
Demand deposits- US$                   -         174           5
               - TL                   92         136          28
               - other currency        -          90          76
Time deposits  - US$              14,283      14,680      13,693
               - TL                    -          27         295
               - other currency        -       1,523           -

                                  14,376      16,632      14,103


NOTE 5 - TRADE RECEIVABLES

                                           1997        1996        1995
                                        US$'000     US$'000     US$'000
Maksan Mesrubat ve Kutulama San. A.S.     1,920       1,975       2,077
Fruko Tamek Meyva Sulari San. A.S.          755       1,747       1,323
G??ney Biracilik ve Malt San. A.S.          740         738       1,055
Ege Biracilik ve Malt San. A.S.             550         611       1,429
T Tuborg Bira ve Malt San. A.S.             255         797       1,601
Ektam Kibris Ltd.                           244           -           -
Erciyes Biracilik ve Malt San.A.S.           56           -         701
Post-dated cheques                            -         219           -
Other                                       355       1,498       1,864

                                          4,875       7,585      10,050


NOTE 6 - INVENTORIES

                                1997        1996        1995
                             US$'000     US$'000     US$'000
Raw materials                 2,377       2,025       1,472
Finished goods                6,399       4,743       5,374
Ends                          2,007       1,093         147
Goods in transit              7,172       5,003       7,336
Spare parts                     849       1,083       1,283
In process                        9           -           -

                             18,813      13,947      15,612

NOTE 7 - PROPERTY, PLANT AND EQUIPMENT

                       January                                    December
                       1, 1997  Additions  Disposals  Transfers   31,1997
                       US$'000    US$'000    US$'000    US$'000   US$'000
Land                       294          -          -         -        294
Buildings                4,751          -          -         -      4,751
Machinery and equipment 38,889        773          -     1,486     41,148
Motor vehicles             284          8        (36)       48        304
Furniture and fixtures     477          -          -       229        706

                        44,695        781        (36)    1,763     47,203

Construction in progress 1,417      1,429          -    (1,763)     1,083

                        46,112      2,210        (36)       -      48,286

Less :
Accumulated depreciation(9,882)    (2,804)        36        -     (12,650)
Net book value          36,230                                     35,636

                       January                                    Decmeber
                       1, 1996  Additions  Disposals  Transfers   31, 1996
                       US$'000    US$'000    US$'000    US$'000    US$'000
Land                       294          -          -          -        294
Buildings                4,751          -          -          -      4,751
Machinery and equipment 31,131          -       (442)     8,200     38,889
Motor vehicles             239          -        (12)        57        284
Furniture and fixtures     463          -          -         14        477

                        36,878          -       (454)     8,271     44,695

Construction in progress 3,281      6,407          -     (8,271)     1,417

                        40,159      6,407       (454)         -     46,112

Less :Accumulated
  depreciation          (7,526)    (2,413)        57          -     (9,882)
Net book value          32,633                                      36,230

                       January                                    December
                       1, 1995  Additions  Disposals  Transfers   31, 1995
                       US$'000    US$'000    US$'000    US$'000    US$'000
Land                       294          -          -         -        294
Buildings                4,751          -          -         -      4,751
Machinery and equipment 30,712          -       (105)      524     31,131
Motor vehicles             247         25        (33)        -        239
Furniture and fixtures     456          -         (3)       10        463

                        36,460         25       (141)      534     36,878

Construction in progress   429      3,386          -      (534)     3,281

                        36,889      3,411       (141)        -     40,159

Less : Accumulated
 depreciation           (5,436)    (2,125)        35         -     (7,526)
Net book value          31,453                                     32,633

NOTE 7 - (CONTINUED)

The mortgage on real estate, amounting to approximately US$430 (1996: US$821, 1995: US$1,482), has been given to the Manisa Chamber of Commerce.

In 1995, the Company gave a sequestration right on its building and machinery to the customs authorieties as collateral against its import commitments (Note 21). The limit of the global sequestration right on the Company's building and machinery amounts to TL265.5 million (some
US$1.3 million).  The usage amounted to US$1,292 at 31
December 1997
(1996: US$1,162, 1995: US$1,782).


NOTE 8- OTHER LONG-TERM ASSETS

                                     1997    1996      1995
                                  US$'000 US$'000   US$'000

Up-front payment for volume
discount - net of amortization      4,383   1,294     1,642
Others                                  -     107       250

                                    4,383   1,401     1,892

The Company made a special sales agreement with Fruko-Tamek
Meyva Sulari Sanayi A.S. ("Fruko") in 1994. According to the agreement, the Company paid US$2,000,000 to Fruko as a prepayment for volume discount on future sales of a specified number of units. Effective from 1 January 1995, the prepaid discounts have been subject to amortisation based on the quantity of goods sold to Fruko.

At April 1997, this agreement was renewed for eight years concluding at year end 2004. The Company made the new agreement with Fruko and Ektam Kibris Limited. According to the agreement, the Company paid an additional DM6,000,000 (some US$3,481,863) as a prepayment for volume discount on future sales of a specified number of units in addition to the remaining US$1,294,159 from the first sale agreement. Effective from 1 January 1997, the prepaid discounts have been subject to amortization with the new amortization rate calculated by using the total quantity of goods to be sold.


NOTE 9 - TRADE PAYABLES

                                     1997    1996      1995
                                  US$'000 US$'000   US$'000

Alcan Deutschland GmbH              1,332       -       891
Rasselstein AG                          -   1,263       558
Le Fer Blanc S.A.                       -       -       993
Other                               1,214   1,065       929

                                    2,546   2,328     3,371

Alcan Deutschland GmbH and Pechiney Rhenalu SA are the
Company's main aluminium suppliers while Rasselstein AG and Hoogovens S-AAL BV are the Company's main coil supplier.
Other payables comprise of trade payables to miscellaneous foreign and domestic suppliers for purchases of raw and auxiliary materials.

NOTE 10 - TAXATION

The corporation tax rate (including fund premiums) is 27.5%, whereas the minimum effective rate on the total income of a company before exemptions, if any, is 22%. Investment incentive allowance, income from participations and income from investment funds are not subject to corporate tax, however investment incentive allowance is subject to a withholding tax of 16.5%.

Income after corporation tax (including fund premiums), adjusted for certain exemptions and deductions, is subject to withholding tax at 11% for quoted companies (companies with a minimum of 15% of their nominal share capital held by the public) and 22% for other companies. Thus, the standard total effective rate is 44% for the Company at 31 December 1997.

Interest income on Turkish government bonds and Treasury bills is subject to corporation tax, but is partially exempt from the withholding tax. The partial exemption is determined according to the proportion of the interest income to total income.

The total provison for taxes reflected in the accompanying financial statements differs from the amounts computed by applying the above mentioned standard effective rates as follows:

                                   1997      1996      1995
                                US$'000   US$'000   US$'000

Provision for tax with
effective tax rate of 44%        15,355    15,989    13,650
Effect of remeasurement in US$    5,254     1,800     1,598
Provison for taxes in the accompanying
   financial statements          20,609    17,789    15,248

Taxes payable calculated by the Company at 31 December 1997, 1996 and 1995 in Turkish lira and converted into US dollars at the exchange rate prevailing at that date are as follows


                                   1997      1996      1995
                                US$'000   US$'000   US$'000

Statutory taxation               13,756    14,702    12,884
Prepaid taxes                   (2,540)   (2,120)   (1,372)

Statutory income taxes
 payable - net                  11,216    12,582    11,512


NOTE 10 - (CONTINUED)

Deferred taxes:-

The breakdowns of cumulative timing differences and resulting deferred tax assets/liabilities provided at 31
December 1997, 1996 and 1995 using the prevailing/expected future tax rates, were as follows:-

                                          1997
                               Cumulative
                       timing differences      Deferred tax
                        (income)/ expense      assets/(liabilities)
                               TL million      TL millionUS$'
000
Current timing differences:-
Accrual for export discounts
  to be given                       3,403     1,497        7
Accrual for professional fees       6,132     2,698       13
Accrual for customer claims             -         -        -
Accrual for free cans to be given  14,869     6,542       32
Accrual for other expenses         27,552    12,123       60

                                             22,860      112
Non-current timing differences:-
Adjustment for depreciation of fixed assets
  according to their
  useful lives                   (702,755) (309,212)  (1,511)

Reserve for employment
 termination benefits              84,187   37,0421       81


                                          (272,170)  (1,330)

                                         1996
                               Cumulative
                       timing differences      Deferred tax
                       (income)/ expense       assets/(liabilities)
                               TL million      TL million
US$'000
Current timing differences:-
Accrual for export discounts
   to be given                     41,891    18,432       171
Accrual for professional fees       9,783     4,304        40
Accrual for customer claims         6,672     2,936        27
Accrual for free cans to be given       -         -         -
Accrual for other expenses          1,906       839         9

                                             26,511       247
Non-current timing differences:-
Adjustment for depreciation of fixed assets
according to their useful lives   (160,350) (70,554)     (656)

Reserve for employment
 termination benefits               35,074    15,432      143

                                             (55,122)     (513)

NOTE 10 - (CONTINUED)

                                         1995
                               Cumulative
                       timing differences        Deferred tax
                       (income)/ expense         assets/(liabilities)
                              TL million   TL million   US$'000
Current timing differences:-
Accrual for export discounts
  to be given                      20,825     8,925       154
Accrual for professional fees       2,975     1,309        22
Accrual for customer claims         6,248     2,749        46
Accrual for free cans to be given  18,743     8,247       139
Accrual for other expenses          4,633     2,038        34

                                             23,268       395
Non-current timing differences:-

Adjustment for depreciation of fixed assets
according to their useful lives   (166,819) (73,400)   (1,234)

Reserve for employment
 termination benefits               17,171     7,555      127

                                             (65,845)   (1,107)

Tax charges in the accompanying statements of income, which was calculated in Turkish lira on a monthly basis throughout the year, and converted into US dollars at the monthly average rates, amounted to US$20,609,000 in total at 31 December 1997 (1996: US$17,789,000,
1995: US$15,248,000), including the effects of deferred tax debits of US$1,422,000 (1996: credits of US$633,000, 1995:
credits of US$1,762,000).

In Turkey, there is no procedure for the final agreement of tax assessments. Tax returns are filed within four months of the end of the year to which they relate. The tax authorities may, however, examine the accounting records and/or revise assessments within five years.


NOTE 11 - ACCRUED EXPENSES AND OTHER PAYABLES

                               1997        1996        1995
                            US$'000     US$'000     US$'000
Value added tax payable           -         658         605
Payroll and withholdings        594         571         243
Other                           294         491       1,005

                                888       1,720       1,853
NOTE 12 - BORROWINGS


                                                 1997     1996     1995
                   Maturity  Interest rate %  US$'000  US$'000  US$'000
Short-term borrowings:-
Citibank N.A. Izmir
                  6 July 1996 Libor plus 1.25       -        -    2,000

Long-term borrowings:-
Sinai Yatirim ve
   Kredi Bankasi A.O.
              31 August 1999               25     108       309      745
Less: Current portion of
   long-term borrowings                           (54)     (103)    (186)

Long-term borrowings                               54       206      559

At 31 December 1997, the letters of guarantee provided to Sinai Yatirim ve Kredi Bankasi A.O. for the above borrowing amounted to US$211,000 (1996: US$402,000, 1995: US$969,000).


NOTE 13 - RESERVE FOR EMPLOYMENT TERMINATION BENEFITS

There are no agreements for pension commitments other then the legal requirement as explained below.

Under Turkish labor law, as supplemented by union agreements, the Company is required to pay termination benefits to each employee who has completed one year of service and whose employment is terminated without due cause, who retires, completes 25 years of service (20 years for women), is called up for military service or dies. The amount payable consists of one month's salary, limited to US$511 (1996: US$496, 1995: US$526) for each year of service. The Company has calculated the reserve in accordance with these limits. At 31 December 1997, the Company's total earned benefits calculated on this basis were US$411,000 (1996: US$360,000, 1995: US$289,000). With effect from 1 January 1998 the limit has been increased to US$732 for each year of service.


NOTE 14 - RETAINED EARNINGS AND LEGAL RESERVES

Retained earnings, as per the statutory financial statements, other than legal reserves are available for distribution, subject to the legal reserve requirements referred to below.

The legal reserves consist of first and second legal reserves, appropriated in accordance with the Turkish Commercial Code (TCC). The TCC stipulates that the first legal reserve is appropriated out of statutory profits at the rate of 5% per annum, until the total reserve reaches 20% of the issued and fully paid-in share capital. The second legal reserve is appropriated at the rate of 10% per annum of all cash distributions in excess of 5% of the paid-in share capital. Under the TCC, the legal reserves are not available for distribution unless they exceed 50% of the paid-in share capital but may be used to offset losses in the event that the general reserve is exhausted.

Dividend distribution is made by the Company in Turkish lira in accordance with the Turkish Commercial Code (TCC) after deducting taxes and setting aside the legal reserves as discussed above.



NOTE 14 - (CONTINUED)

In the accompanying financial statements, legal reserves are not presented separately, but included in 'Retained Earnings'. At 31 December 1997, 1996 and 1995, the legal reserves per the statutory financial statements amounted to TL340,748 million (some US$1,664,000) and TL171,750 million (some US$1,598,000 at the exchange rate prevailing at 31 December 1996) and TL67,397 million(some US$1,133,000 at the exchange rate prevailing at 31 December 1995), respectively. At 31 December 1997, 1996 and 1995, unappropriated profits other than legal reserves per the statutory financial statements amounted to TL218,583 million (some US$1,067,000) and TL11,104 million (some US$103,000 at the exchange rate prevailing at 31 December 1996) and TL216,262 million (some US$3,635,000 at the exchange rate prevailing at 31 December 1995), respectively.


NOTE 15 - SHARE CAPITAL

The Company's authorized capital consists of 166,500,000 shares of TL1,000 each, which are fully paid up. The
Company's paid-in share capital and shareholding structure in terms of Turkish lira at 31 December 1996 and 1995 were as follows:-

                     1997             1996                     1995
             TL million Share(%) TL million Share(%) TLmillion  Share (%)
                                             C>
Pechiney S.A      108,225 65.00          -       -           -       -
Pechiney
  International S.A.    -     -    108,225   65.00     108,219    65.00
RHI Holdings
  Incorporated     53,055 31.87     53,055   31.87      53,055    31.87
Jeffrey Steiner     5,220  3.13      5,220    3.13       5,220     3.13
National Can
  Puerto Ric   o        -     -          -       -           3        -
American National
  Can Company           -     -          -       -           3        -

                 166,500 100.00    166,500  100.00     166,500   100.00

Capital at historical
 US dollar value  18,267            18,267              18,267
(US$'000)


NOTE 16 - RELATED COMPANY TRANSACTIONS

                             1997          1996        1995
                          US$'000       US$'000     US$'000
Due from related companies:-

Pechiney Rhenalu               23             -           -
American National Can Company  24             -           -
Nacanco China                   -             -          12
Nacanco France S.A.             1             -           -
                               48             -          12

Due to related companies:-

Pechiney Rhenalu                -         1,417         103
Nacanco France S.A.           591           453       1,053
American National Can Company  30           106       2,579
Nacanco UK                     18            53          61
Nacanco Italy                   -             -         280
Nacanco Germany                 -             -           5
Nacanco Dunkerque               3             -           -
Nacanco Limited                 7             -           -

                              649         2,029       4,081

Sales to related companies:-

Pechiney Rhenalu
 scrap aluminium            1,682         1,497         772
Nacanco Iberica
 aluminium cans                 -             -         259

                            1,682         1,497       1,031

Purchases from related companies:-

Pechiney Rhenalu
 aluminium coils           14,929        12,329       3,080
Nacanco France S.A. - ends  8,816        11,114      16,676
Sitac - ends/cans           4,231         4,662           -
Nogara - ends/cans              -           857           -
American National Can
 Company - spare parts        460           633          709
Nacanco Ireland - ends/cans 5,052           241         190
Nacanco UK - ends             381             -         627
Nacanco Italy - cans            -             -         604

                           33,869        29,836      21,886

NOTE 16 - (CONTINUED)

Property, plant and equipment purchases:-
American National Can Company 192         3,054       2,550
Nacanco UK                     87           106           -
Nacanco Germany                 -             3          64
Nacanco Spain                   -             1           -
Nacanco Italy                   -             -          11

                              279         3,164       2,625

Other charges to the Company:-

Royalty expenses            1,250         1,250       1,250


NOTE 17 - COST OF SALES

Cost of sales comprises the following:-

                             1997          1996        1995
                          US$'000       US$'000     US$'000
Direct material costs      50,173        52,353      52,183
Labor                       5,960         7,601       4,028
Depreciation                2,656         2,602       2,267
Other overheads             3,630         3,928       7,250

                           62,419        66,484      65,728


NOTE 18 - GENERAL AND ADMINISTRATIVE EXPENSES

                             1997          1996        1995
                          US$'000       US$'000     US$'000
Salaries                      531           652       434
Fringe benefits                97            70        97
Travel expenses                92           102        70
Communication expenses         89            93       109
Other                         397           425       407

                            1,206         1,342     1,117


NOTE 19 - FINANCIAL INCOME

                             1997          1996        1995
                          US$'000       US$'000     US$'000
Financial income:-
Interest income on
 bank deposits                  869         928       2,003
Interest income on
 marketable securities          185         303         798
Other                            74         384         376

                              1,128       1,615       3,177
Financial expenses:-
Interest expense on borrowings   54         162         502

Financial income - net        1,074       1,453       2,675


NOTE 20 - ROYALTY

The Company had a technical assistance and trademark license agreement with the American National Can Company for a period of five years from 4 April 1988. The agreement included a clause stating that the agreement would be automatically renewed for the subsequent years unless 12 months' written notice was given by either party. The parties drew up an amendment to the existing contract effective from 1 January 1994, changing the annual royalty amounting to US$1,250,000. The amendment was approved by the Foreign Investment Department of Treasury and of the Republic of Turkey. Royalty is subject to withholding tax at the rate of 22% including fund premiums which the Company is also liable to pay. At 31 December 1997, royalty expenses including withholding tax amounted to US$1,603,000 (1996:
US$1,603,000, 1995: US$1,595,000).


NOTE 21 - COMMITMENTS AND CONTINGENCIES

The commitments and contingent liabilities of the Company are summarised as follows:-

                             1997          1996        1995
                          US$'000       US$'000     US$'000
Letters of guarantee          874         1,686       4,089
Sequestration rights
 (Note 7)                   1,292         1,162       1,782
Mortgage given (Note 7)         -             1           1

                            2,166         2,849       5,872


NOTE 22 - SUBSEQUENT EVENT

-As of 1 January 1998, the withholding tax rate for royalty was reduced from 22% to 11% including fund premiums which the Company is also liable to pay.